Ford | NEWS

Ford Delivers First Quarter Revenue of $39.1B; $1.6B Net Income; $2.2B Adjusted Pre-Tax Profit

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2017 FIRST QUARTER FINANCIAL RESULTS

	Revenue (GAAP)	Net Income (GAAP)	Adjusted Pre-Tax Profit (Non-GAAP)	EPS (GAAP)	Adjusted EPS (Non-GAAP)	Auto Segment Operating Margin (GAAP)	Auto Segment Operating Cash Flow (GAAP)
1Q 2017	**$39.1B**	**$1.6B**	**$2.2B**	**$0.40**	**$0.39**	**5.4%**	**$2.0B**
B/(W) 1Q 2016	$1.4B	$(0.9)B	$(1.6)B	$(0.21)	$(0.29)	(4.4) ppts	$(0.7)B

HIGHLIGHTS 1Q 2017*

- First quarter total company revenue was $39.1B, up 4 percent year over year, driven by favorable mix
- EPS was $0.40 and adjusted EPS was $0.39
- Lower profit year over year driven by higher cost, lower volume and unfavorable exchange; higher cost due to warranty, investments in new products and emerging opportunities for future growth, and rising commodity costs
- Average transaction prices in the U.S. were up $1,971 year over year, nearly four times more than the industry average of $506, driven by F-150, Super Duty and Lincoln
- Automotive results were driven by North America; Europe and Asia Pacific were also profitable. Ford Credit pre-tax profit was $481M
- For 2017: Continue to expect total company adjusted pre-tax profit to be about $9B, also a platform from which to build stronger results for 2018, led by gains in the core business
- Expect full-year cost efficiencies of nearly $3B to mostly offset costs outside of investments in emerging opportunities



"This quarter was an investment in Ford's future. From announcing exciting vehicles like the all-new Expedition and Lincoln Navigator, to initiatives such as our investment in Argo AI, we are fortifying our core business, while also investing in emerging opportunities that will deliver profitable growth."

Mark Fields, President & CEO

"Ford's balance sheet remains strong – ready and able to support our plans for growth and to protect against adverse changes in the business cycle. We're also pleased to have rewarded shareholders with distributions in the quarter of $800 million, including a supplemental dividend."

Bob Shanks
Executive Vice President & CFO



EXECUTING STRATEGIC PRIORITIES



Fortify
Profit Pillars

- Trucks: New F-150 going on sale this fall; Ranger to North America in 2019
- Utilities: All-new Expedition going on sale this fall; Bronco returning globally in 2020
- Performance: Mustang best-selling sports car on the planet



Transform
Luxury, Small Vehicle, Emerging Markets

- Introduced all-new Lincoln Navigator; on sale this fall
- Announced plans to manufacture all-new Lincoln SUV in China
- Russia financial results improved year over year; ASEAN profitable and improved



Grow
Electrification, Autonomy, Mobility

- Announced 13 new electric vehicles globally in the next five years
- Unveiled the industry's first pursuit-rated hybrid police car
- Announced investment in Argo AI to develop virtual driver system

*See endnote on page 4.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.
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Ford Motor Company 1Q April 27, 2017

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue (GAAP)	Market Share	Operating Margin (GAAP)	Pre-Tax Profit (GAAP)
1Q 2017	**1,703K**	**$36.5B**	**7.1%**	**5.4%**	**$2.0B**
B/(W) 1Q 2016	(17)K	$1.3B	(0.3) ppts	(4.4) ppts	$(1.5)B

North America

- Higher revenue driven by mix; wholesales lower year over year due to market share and lower dealer stock build
- Market share decrease driven by lower fleet sales, as expected. U.S. retail share was up, reflecting higher share in trucks, utilities and Lincoln
- For 2017: Continue to expect North America operating margin and profit to be strong, but lower than 2016, due to headwinds on commodities and increased investment in emerging opportunities, offset partially by net efficiencies across all other remaining cost categories

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
1Q 2017	771K	$24.0B	14.1%	8.3%	$2.0B
B/(W) 1Q 2016	(43)K	$0.1B	(0.5) ppts	(4.6) ppts	$(1.1)B

South America

- All key metrics improved for the second consecutive quarter
- Wholesales were up 11 percent; revenue up 29 percent
- Market share also improved due to performance of Ka and Ranger
- For 2017: Continue to expect South America's loss to improve as a result of improving market factors as the economy begins to recover.

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
1Q 2017	70K	$1.1B	9.0%	(22.5)%	$(244)M
B/(W) 1Q 2016	7K	$0.3B	0.6 ppts	7.9 ppts	$12M

Europe

- Region saw double-digit growth and continued profitability in the quarter
- Market share higher due to performance of Kuga and commercial vehicles
- For 2017: Continue to expect Europe to remain profitable, although below 2016 levels, due to weaker sterling, higher cost associated with launch of Fiesta and EcoSport, and continued investment for future growth

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
1Q 2017	449K	$7.6B	8.1%	2.3%	$176M
B/(W) 1Q 2016	50K	$0.7B	0.2 ppts	(4.0) ppts	$(258)M

Middle East & Africa

- Key metrics driven by unfavorable dealer stock changes, lower market share and lower industry volume in the Middle East
- SAAR down 12 percent in markets where we participate
- For 2017: Continue to expect results in the region to improve compared to 2016 due to lower cost and favorable exchange, with lower volume a partial offset

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
1Q 2017	30K	$0.6B	3.8%	(12.4)%	$(80)M
B/(W) 1Q 2016	(16)K	$(0.3)B	(0.8) ppts	(10.9) ppts	$(66)M

Asia Pacific

- Results in China drove the year over year changes in key metrics, except for revenue; lower volume due to sales being pulled ahead to fourth quarter of last year as tax incentive was set to expire
- Results in all major markets outside of China improved
- For 2017: Continue to expect profits to improve from 2016 due to higher volume. Net pricing will be lower due to negative industry pricing in China, while exchange expected to be unfavorable due to weaker RMB

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
1Q 2017	383K	$3.2B	3.4%	3.9%	$124M
B/(W) 1Q 2016	(15)K	$0.5B	(0.4) ppts	(4.3) ppts	$(96)M

FORD CREDIT RESULTS

Ford Credit

- Receivables grew year over year, while pre-tax profit was lower, as expected
- All key metrics in line with expectations
- For 2017: On track to deliver full-year pre-tax profit of about $1.5B

	Pre-Tax Results
1Q 2017	$481M
B/(W) 1Q 2016	$(33)M

2

Ford Motor Company 1Q April 27, 2017

Ford Motor Company 1Q April 27, 2017 3 Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:  Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors;  Lower-than-anticipated market acceptance of Ford’s new or existing products or services, or failure to achieve expected growth;  Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;  Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;  Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;  Adverse effects resulting from economic, geopolitical, protectionist trade policies, or other events;  Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);  Single-source supply of components or materials;  Labor or other constraints on Ford’s ability to maintain competitive cost structure;  Substantial pension and other postretirement liabilities impairing liquidity or financial condition;  Worse-than-assumed economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns);  Restriction on use of tax attributes from tax law “ownership change;”  The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;  Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;  Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;  Adverse effects on results from a decrease in or cessation or claw back of government incentives related to investments;  Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third party vendor or supplier;  Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;  Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;  Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;  Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and  New or increased credit regulations, consumer or data protection regulations, or other regulations resulting in higher costs and/or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. R I S K F A C T O R S

CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its 2017 first quarter financial results at 7:00 a.m. EDT today.

Following the release, Mark Fields, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call at 9 a.m. EDT to discuss the results.

The presentation (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community and the news media will have the opportunity to ask questions on the call.

Access Information - Thursday, April 27, 2017

Ford Earnings Call: 9 a.m. EDT
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Earnings

REPLAY
(Available after 1:00 p.m. EDT the day of the event through Thursday, May 4, 2017)
www.shareholder.ford.com
Toll-Free: 1.855.859.2056
International: 1.404.537.3406
Passcode: 95413407

About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 202,000 employees and 62 plants worldwide, the company's core business includes designing, manufacturing, marketing and servicing a full line of Ford cars, trucks and SUVs, as well as Lincoln luxury vehicles. To expand its business model, Ford is aggressively pursuing emerging opportunities with investments in electrification, autonomy and mobility. Ford provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products and services, please visit www.corporate.ford.com.

Contact(s):	Media Inquiries:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Brad Carroll 1.313.390.5565 bcarro37@ford.com	Dawn Dombroski 1.313.845.2868 fordir@ford.com	Karen Rocoff 1.313.621.0965 fixedinc@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

* The following applies to the information throughout this release:

- See tables at the end of this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not includes these sales. See materials supporting the April 27, 2017 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes.
- Automotive segment operating margin is defined as Automotive segment pre-tax profit divided by Automotive segment revenue.
- References to records related to Automotive segment pre-tax profit, Automotive segment operating cash flow, Automotive segment operating margin and Automotive business unit results are since at least 2000.

4 Ford Motor Company 1Q April 27, 2017

CONSOLIDATED INCOME STATEMENT

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the periods ended March 31, 2016	2017
	First Quarter (unaudited)	
Revenues		
Automotive	$ 35,257	$ 36,475
Financial Services	2,461	2,669
Other	—	2
Total revenues	37,718	39,146
Costs and expenses		
Cost of sales	30,517	32,708
Selling, administrative, and other expenses	2,690	2,764
Financial Services interest, operating, and other expenses	2,060	2,232
Total costs and expenses	35,267	37,704
Interest expense on Automotive debt	200	279
Non-Financial Services other income/(loss), net	768	712
Financial Services other income/(loss), net	91	22
Equity in net income of affiliated companies	541	346
Income before income taxes	3,651	2,243
Provision for/(Benefit from) income taxes	1,196	649
Net income	2,455	1,594
Less: Income/(Loss) attributable to noncontrolling interests	3	7
Net income attributable to Ford Motor Company	$ 2,452	$ 1,587
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK		
Basic income	$ 0.62	$ 0.40
Diluted income	0.61	0.40
Cash dividends declared	0.40	0.20

5

Ford Motor Company 1Q April 27, 2017

CONSOLIDATED BALANCE SHEET

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2016	March 31, 2017
		(unaudited)
ASSETS		
Cash and cash equivalents	$ 15,905	$ **17,823**
Marketable securities	22,922	**22,166**
Financial Services finance receivables, net	46,266	**48,605**
Trade and other receivables, less allowances of $392 and $401	11,102	**10,685**
Inventories	8,898	**10,535**
Other assets	3,368	**3,414**
Total current assets	108,461	**113,228**
Financial Services finance receivables, net	49,924	**50,694**
Net investment in operating leases	28,829	**27,914**
Net property	32,072	**32,668**
Equity in net assets of affiliated companies	3,304	**3,642**
Deferred income taxes	9,705	**10,055**
Other assets	5,656	**5,893**
Total assets	$ 237,951	$ **244,094**
LIABILITIES		
Payables	$ 21,296	$ **23,257**
Other liabilities and deferred revenue	19,316	**18,790**
Automotive debt payable within one year	2,685	**3,100**
Financial Services debt payable within one year	46,984	**46,157**
Total current liabilities	90,281	**91,304**
Other liabilities and deferred revenue	24,395	**24,583**
Automotive long-term debt	13,222	**13,110**
Financial Services long-term debt	80,079	**83,610**
Deferred income taxes	691	**749**
Total liabilities	208,668	**213,356**
Redeemable noncontrolling interest	96	**97**
EQUITY		
Common Stock, par value $.01 per share (3,984 million shares issued of 6 billion authorized)	40	**40**
Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized)	1	**1**
Capital in excess of par value of stock	21,630	**21,637**
Retained earnings	15,634	**16,992**
Accumulated other comprehensive income/(loss)	(7,013)	**(6,929)**
Treasury stock	(1,122)	**(1,122)**
Total equity attributable to Ford Motor Company	29,170	**30,619**
Equity attributable to noncontrolling interests	17	**22**
Total equity	29,187	**30,641**
Total liabilities and equity	$ 237,951	$ **244,094**

6

Ford Motor Company 1Q April 27, 2017

CONSOLIDATED STATEMENT OF CASHFLOWS

FORD MOTOR COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the periods ended March 31,	
	2016	2017
	First Quarter (unaudited)	
Cash flows from operating activities		
Net cash provided by/(used in) operating activities	$ 4,149	**$ 4,336**
Cash flows from investing activities		
Capital spending	(1,511)	**(1,706)**
Acquisitions of finance receivables and operating leases	(12,677)	**(13,467)**
Collections of finance receivables and operating leases	9,674	**10,695**
Purchases of equity and debt securities	(8,231)	**(8,878)**
Sales and maturities of equity and debt securities	5,679	**9,551**
Settlements of derivatives	104	**156**
Other	(13)	**10**
Net cash provided by/(used in) investing activities	(6,975)	**(3,639)**
Cash flows from financing activities		
Cash dividends	(1,588)	**(795)**
Purchases of Common Stock	(145)	**—**
Net changes in short-term debt	(121)	**658**
Proceeds from issuance of other debt	15,623	**13,253**
Principal payments on other debt	(9,431)	**(11,911)**
Other	(59)	**(85)**
Net cash provided by/(used in) financing activities	4,279	**1,120**
Effect of exchange rate changes on cash and cash equivalents	192	**101**
Net increase/(decrease) in cash and cash equivalents	$ 1,645	**$ 1,918**
Cash and cash equivalents at January 1	$ 14,272	**$ 15,905**
Net increase/(decrease) in cash and cash equivalents	1,645	**1,918**
Cash and cash equivalents at March 31	$ 15,917	**$ 17,823**

7

Ford Motor Company 1Q April 27, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

The tables below provide supplemental consolidating financial information. The data is presented by our reportable segments, Automotive and Financial Services. All Other, Special Items, and Adjustments include our operating segments that did not meet the quantitative threshold to qualify as a reportable segment, special items, eliminations of intersegment transactions, and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information, by segment (in millions):

	For the period ended March 31, 2017			
	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Revenues	$ 36,475	$ 2,669	$ 2	$ 39,146
Total costs and expenses	35,480	2,232	(8)	37,704
Interest expense on Automotive debt	—	—	279	279
Other income/(loss), net	630	22	82	734
Equity in net income of affiliated companies	340	7	(1)	346
Income/(loss) before income taxes	1,965	466	(188)	2,243
Provision for/(Benefit from) income taxes	560	148	(59)	649
Net income/(loss)	$ 1,405	$ 318	$ (129)	$ 1,594

8

Ford Motor Company 1Q April 27, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information, by segment, (in millions):

	March 31, 2017			
Assets	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Cash and cash equivalents	$ 9,549	$ 8,268	$ 6	$ 17,823
Marketable securities	18,479	3,687	—	22,166
Financial Services finance receivables, net	—	48,605	—	48,605
Trade and other receivables, less allowances	4,618	6,067	—	10,685
Inventories	10,535	—	—	10,535
Other assets	2,483	931	—	3,414
Receivable from other segments	13	1,855	(1,868)	—
Total current assets	45,677	69,413	(1,862)	113,228
Financial Services finance receivables, net	—	50,694	—	50,694
Net investment in operating leases	1,486	26,428	—	27,914
Net property	32,504	161	3	32,668
Equity in net assets of affiliated companies	3,463	165	14	3,642
Deferred income taxes	13,639	206	(3,790)	10,055
Other assets	4,323	1,517	53	5,893
Receivable from other segments	—	1,064	(1,064)	—
Total assets	$ 101,092	$ 149,648	$ (6,646)	$ 244,094

Liabilities	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Payables	$ 22,146	$ 1,110	$ 1	$ 23,257
Other liabilities and deferred revenue	17,802	976	12	18,790
Automotive debt payable within one year	3,100	—	—	3,100
Financial Services debt payable within one year	—	46,157	—	46,157
Payable to other segments	1,852	—	(1,852)	—
Total current liabilities	44,900	48,243	(1,839)	91,304
Other liabilities and deferred revenue	23,493	1,087	3	24,583
Automotive long-term debt	13,110	—	—	13,110
Financial Services long-term debt	—	83,610	—	83,610
Deferred income taxes	183	4,356	(3,790)	749
Payable to other segments	1,064	—	(1,064)	—
Total liabilities	$ 82,750	$ 137,296	$ (6,690)	$ 213,356

9

Ford Motor Company 1Q April 27, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Cash Flow Information. The following tables provide supplemental cash flow information, by segment, (in millions):

	For the period ended March 31, 2017			
Cash flows from operating activities	**Automotive**	**Financial Services**	**All Other, Special Items, & Adjustments**	**Consolidated**
Net cash provided by/(used in) operating activities	$ 3,262	$ 1,084	$ (10)	$ 4,336
*Reconciling Adjustments to Automotive Segment Operating Cash Flows**				
Automotive capital spending	(1,696)			
Net cash flows from non-designated derivatives	134			
Funded pension contributions	236			
Separation payments	28			
Other	52			
Automotive Segment Operating Cash Flows	$ 2,016			

* We measure and evaluate our Automotive segment operating cash flow on a different basis than Net cash provided by/(used in) operating activities in our consolidated statement of cash flows. Automotive segment operating cash flow includes additional elements management considers to be related to our Automotive operating activities, primarily capital spending and non-designated derivatives, and excludes outflows for funded pension contributions, separation payments, and other items that are considered operating cash flows under U.S. GAAP. The table above quantifies the reconciling adjustments to Net cash provided by/(used in) operating activities for the period ended March 31, 2017.

	For the period ended March 31, 2017			
Cash flows from investing activities	**Automotive**	**Financial Services**	**All Other, Special Items, & Adjustments**	**Consolidated**
Capital spending	$ (1,696)	$ (10)	$ —	$ (1,706)
Acquisitions of finance receivables and operating leases	—	(13,467)	—	(13,467)
Collections of finance receivables and operating leases	—	10,695	—	10,695
Purchases of equity and debt securities	(6,994)	(1,883)	(1)	(8,878)
Sales and maturities of equity and debt securities	8,072	1,479	—	9,551
Settlements of derivatives	134	22	—	156
Other	(4)	20	(6)	10
Investing activity (to)/from other segments	(24)	(3)	27	—
Net cash provided by/(used in) investing activities	$ (512)	$ (3,147)	$ 20	$ (3,639)

Cash flows from financing activities	**Automotive**	**Financial Services**	**All Other, Special Items, & Adjustments**	**Consolidated**
Cash dividends	$ (795)	$ —	$ —	$ (795)
Purchases of Common Stock	—	—	—	—
Net changes in short-term debt	(51)	709	—	658
Proceeds from issuance of other debt	10	13,243	—	13,253
Principal payments on other debt	(180)	(11,731)	—	(11,911)
Other	(50)	(35)	—	(85)
Financing activity to/(from) other segments	—	12	(12)	—
Net cash provided by/(used in) financing activities	$ (1,066)	$ 2,198	$ (12)	$ 1,120
Effect of exchange rate changes on cash and cash equivalents	$ 45	$ 56	$ —	$ 101

10

Ford Motor Company 1Q April 27, 2017

NON-GAAP FINANCIAL MEASURES THAT SUPPLEMENT GAAP MEASURES

We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

Total Company Adjusted Pre-tax Profit (Most Comparable GAAP Measure: Net income attributable to Ford) – The non-GAAP measure is useful to management and investors because it allows users to evaluate our pre-tax results excluding pre-tax special items. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses that are not reflective of our underlying business results, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted pre-tax profit, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, specifically pension and OPEB remeasurement gains and losses.

Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company's diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, specifically pension and OPEB remeasurement gains and losses.

The following tables provide reconciliations of non-GAAP measures to the most comparable GAAP measures.

NET INCOME RECONCILIATION TO ADJUSTED PRE-TAX PROFIT

(Mils)	1Q		Memo:
	2016	2017	FY 2016
Net income / (Loss) attributable to Ford (GAAP)	$ 2,452	$ 1,587	$ 4,596
Income / (Loss) attributable to non-controlling interests	3	7	11
Net income / (Loss)	$ 2,455	$ 1,594	$ 4,607
Less: (Provision for) / Benefit from income taxes	(1,196)	(649)	(2,189)
Income / (Loss) before income taxes	$ 3,651	$ 2,243	$ 6,796
Less: Special items pre-tax	(186)	24	(3,579)
Adjusted pre-tax profit (Non-GAAP)	$ 3,837	$ 2,219	$ 10,375

11

Ford Motor Company 1Q April 27, 2017

TOTAL COMPANY SPECIAL ITEMS

(Mils)	1Q 2016	1Q 2017
Separation-related actions	$ (174)	$ (22)
Other Items		
San Luis Potosi plant cancellation	$ -	$ 46
Japan, Indonesia market closure	(12)	-
Total other items	$ (12)	$ 46
Total pre-tax special items	$ (186)	$ 24
Tax special items	$ (66)	$ (15)
Memo:		
Special items impact on earnings per share*	$ (0.07)	$ 0.01

* Includes related tax effect on special items and tax special items

EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	1Q 2017
Diluted After-Tax Results (Mils)	
Diluted after-tax results (GAAP)	$ 1,587
Less: Impact of pre-tax and tax special items	9
Adjusted net income – diluted (Non-GAAP)	$ 1,578
Basic and Diluted Shares (Mils)	
Basic shares (average shares outstanding)	3,976
Net dilutive options and unvested restricted stock units	23
Diluted shares	3,999
Earnings per share – diluted (GAAP)	$ 0.40
Less: Net impact of adjustments	0.01
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.39

12

Ford Motor Company 1Q April 27, 2017